UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2016

COEUR MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

104 S. Michigan Ave., Suite 900, Chicago, IL	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (312) 489-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 9, 2016, Coeur Mining, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp., Raymond James & Associates, Inc. and RBC Capital Markets, LLC (each, a “Sales Agent” and together, the “Sales Agents”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Sales Agents, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $200,000,000 (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange or otherwise as may be agreed by the Company and the Sales Agents. The Company intends to use the net proceeds from the offering, after deducting the Sales Agents’ commissions and the Company’s offering expenses, to reduce outstanding indebtedness and for general corporate purposes.

Under the terms of the Agreement, the Company may also sell Shares from time to time to the Sales Agents as principals for their own accounts at a price to be agreed upon at the time of sale. Any sale of Shares to any Sales Agent as principal would be pursuant to the terms of a separate terms agreement between the Company and such Sales Agent.

The Shares will initially be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 that is currently on file (Registration No. 333-210460).  Prior to the expiration of such registration statement, the Company will file a successor automatic shelf registration statement on Form S-3.  Subsequent issuances of the Shares will be made pursuant to the Company’s successor registration statement.

The Sales Agents and/or affiliates of the Sales Agents have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Company and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of the Sales Agents may be lenders under the Company’s credit facility, either currently or in the future, and affiliates of the Sales Agents may hold the Company’s securities. To the extent the Company uses proceeds from this offering to repay indebtedness under its credit facility or to repurchase or redeem its securities, such affiliates may receive proceeds from the offering. The Sales Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of the Company’s securities or financial instruments related to the Company’s securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

List of Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of September 9, 2016, among Coeur Mining, Inc., BMO Capital Markets Corp., Raymond James & Associates, Inc. and RBC Capital Markets, LLC.
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Shares.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Senior Vice President and Chief Financial Officer

DATED:  September 9, 2016

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of September 9, 2016, among Coeur Mining, Inc., BMO Capital Markets Corp., Raymond James & Associates, Inc. and RBC Capital Markets, LLC.
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Shares.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).